Exhibit 77(q)

Exhibits

(a)(1)  Amendment No. 24 dated March 27, 2009 to the Amended and Restated Declaration of Trust of ING Mutual Funds (add Class Q shares to ING International Capital Appreciation Fund), previously filed as an Exhibit to Post-Effective Amendment No. 132 to the Registrant's Registration Statement on Form N-1A filed on June 4, 2008 and incorporated herein by reference.

(a)(2)  Unanimous Written Consent of the Board of Trustees dated January 30, 2009 fixing the number of trustees comprising the Board at 10 – Filed herein

(e)(1)  Reduction Letter for ING Foreign Fund dated March 1, 2009 to the Investment Management Agreement between ING Mutual Funds and ING Investment Management LLC dated September 23, 2002 – Filed herein.